Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

December 15, 2010

Securities and Exchange Commission
Washington, D.C.
20549

Ladies and Gentlemen;

Re: China Automotive Systems, Inc.

We have read Item 4.01 of Form 8-K of China Automotive Systems, Inc. dated December 13, 2010 and it agrees with the statements concerning our firm contained therein.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

Per: Gerry Goldberg, C.A.

1167 Caledonia Road
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